                                                              EXHIBIT (a)(1)(ii)


                  ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

                          OFFER TO PURCHASE FOR CASH
                1,297,906 OF ITS ISSUED AND OUTSTANDING SHARES
                         AT NET ASSET VALUE PER SHARE

            THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT EASTERN TIME ON
                JANUARY 8, 1998, UNLESS THE OFFER IS EXTENDED.

To the Stockholders of Alliance World Dollar Government Fund, Inc.:

  Alliance World Dollar Government Fund, Inc., a non-diversified, closed-end management investment company incorporated in Maryland (the "Fund"), is offering to purchase 1,297,906 of its issued and outstanding shares of common stock, par value $.01 per share (the "Shares"), to fulfill an undertaking made in connection with the initial public offering of the Shares. See Section 2. The offer is for cash at a price equal to the net asset value ("NAV") per Share determined as of the close of the regular trading session of the New York Stock Exchange (the "NYSE") on the date the offer expires, and is upon the terms and subject to the conditions set forth in this Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"). The Offer will expire at 12:00 Midnight Eastern Time on January 8, 1998, unless extended. The Shares are traded on the NYSE under the symbol "AWG." The NAV as of the close of the regular trading session of the NYSE on December 5, 1997 was $17.29 per Share. During the pendency of the Offer, current NAV quotations can be obtained from BankBoston, N.A. (the "Depositary"), by calling (800) 331-1710 between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, Monday through Friday (except holidays).

          THIS OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE SECTION 3.

                                   IMPORTANT

  Stockholders who desire to tender their Shares should either: (1) properly complete and sign the Letter of Transmittal (or a copy or facsimile thereof), provide thereon the original of any required signature guarantee(s) and mail or deliver it together with the Shares (in proper certificated or uncertificated form), any other documents required by the Letter of Transmittal, and a check in the amount of $25.00 payable to BankBoston, N.A., Depositary (the "Processing Fee"); or (2) request their broker, dealer, commercial bank, trust company or other nominee to effect the transaction on their behalf. Stockholders who desire to tender Shares registered in the name of such a firm must contact that firm to effect a tender on their behalf. Tendering Stockholders will not be obligated to pay brokerage commissions in connection with their tender of Shares, but they may be charged a fee by such a firm for processing the tender(s). The Fund reserves the absolute right to reject tenders determined not to be in appropriate form or not accompanied by the Processing Fee.

  If you do not wish to tender your Shares, you need not take any action.

  NEITHER THE FUND NOR ITS BOARD OF DIRECTORS NOR ALLIANCE CAPITAL MANAGEMENT L.P. (THE "INVESTMENT ADVISER") MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND, ITS BOARD OF DIRECTORS OR THE INVESTMENT ADVISER AS TO WHETHER STOCKHOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE OFFER OR TO MAKE ANY REPRESENTATION OR TO GIVE ANY INFORMATION IN CONNECTION WITH THE OFFER OTHER THAN AS CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF MADE OR GIVEN, ANY SUCH RECOMMENDATION, REPRESENTATION OR INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, ITS BOARD OF DIRECTORS OR THE INVESTMENT ADVISER. STOCKHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL

INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES.

  Questions and requests for assistance may be directed to the Depositary at the Depositary's mailing address and at the telephone number set forth below. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal and any other tender offer documents should be directed to the Depositary at the Distribution Agent's address or telephone number. Stockholders who do not own Shares directly may also obtain such information and copies from their broker, dealer, commercial bank, trust company or other nominee and are required to tender their Shares through that firm.

December 10, 1997

                                     Alliance World Dollar Government Fund, Inc.
                                             1345 Avenue of the Americas
                                              New York, New York 10105

                         BANKBOSTON, N.A., DEPOSITARY

                       TELEPHONE NUMBER: (800) 331-1710

    BY FIRST CLASS MAIL:   BY REGISTERED, CERTIFIED             BY HAND:
                              OR EXPRESS MAIL OR
                              OVERNIGHT COURIER:


 Boston EquiServe, L.P. Boston EquiServe, L.P. Securities Transfer and Corporate Reorganization Corporate Reorganization Reporting Services, Inc.
      P.O. Box 9061           70 Campanelli Drive      Boston EquiServe, L.P.
  Boston, MA 02205-8686       Braintree, MA 02184     Corporate Reorganization
                                                          1 Exchange Plaza
                                                      55 Broadway, Third Floor
                                                         New York, NY 10006

          CORPORATE INVESTOR COMMUNICATIONS, INC., DISTRIBUTION AGENT

                       TELEPHONE NUMBER: (800) 346-7885

                              Distribution Center
                               111 Commerce Road
                       Carlstadt, New Jersey 07072-2586

                               TABLE OF CONTENTS

SECTION                                                                   PAGE
-------                                                                   ----
 1.Price; Number of Shares...............................................   4
 2.Purpose of the Offer; Plans or Proposals of the Fund..................   4
 3.Certain Conditions of the Offer.......................................   6
 4.Procedures for Tendering Shares.......................................   6
   a.Proper Tender of Shares.............................................   6
   b.Signature Guarantees and Method of Delivery.........................   7
   c.Dividend Reinvestment Plan..........................................   8
   d.Book-Entry Delivery.................................................   8
   e.Guaranteed Delivery.................................................   8
   f.Determinations of Validity..........................................   9
   g.United States Federal Income Tax Withholding........................   9
 5.Withdrawal Rights.....................................................  10
 6.Payment for Shares....................................................  10
 7.Source and Amount of Funds............................................  11
 8.Price Range of Shares; Dividends......................................  12
 9.Selected Financial Information........................................  13
10.Interest of Certain Related Persons...................................  14
11.Certain Effects of the Offer..........................................  14
12.Certain Information about the Fund....................................  14
13.Additional Information................................................  15
14.Certain United States Federal Income Tax Consequences.................  15
15.Amendments; Extension of Tender Period; Termination...................  16
16.Miscellaneous.........................................................  17
Exhibit A: Audited Financial Statements of the Fund for the Fiscal Years
           ended October 31, 1997 and October 31, 1996.

  1. Price; Number of Shares. Upon the terms and subject to the conditions of the Offer, the Fund will accept for payment and purchase up to 1,297,906 of its issued and outstanding Shares that are properly tendered prior to 12:00 Midnight Eastern Time on January 8, 1998 (and not withdrawn in accordance with
Section 5). The Fund reserves the right to amend, extend or terminate the Offer. See Sections 3 and 15. The Fund will not be obligated to purchase Shares pursuant to the Offer under certain circumstances. See Section 3. The later of January 8, 1998 or the latest date to which the Offer is extended is hereinafter called the "Expiration Date." The purchase price of the Shares will be their NAV per Share determined as of the close of the regular trading session of the NYSE on the Expiration Date. The Fund will not pay interest on the purchase price under any circumstances. The NAV as of the close of the regular trading session of the NYSE on December 5, 1997 was $17.29 per Share. During the pendency of the Offer, current NAV quotations can be obtained from the Depositary by calling (800) 331-1710 between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, Monday through Friday (except holidays).

  The Offer is being made to all Stockholders and is not conditioned upon Stockholders tendering in the aggregate any minimum number of Shares. Pursuant to the Fund's Prospectus dated October 29, 1992 (the "Prospectus"), however, a Stockholder wishing to accept the Offer is required to tender all (but not less than all) Shares owned by the Stockholder and all Shares attributed to the Stockholder for Federal income tax purposes under Section 318 of the Internal Revenue Code of 1986, as amended (the "Code"), as of the date of purchase of Shares by the Fund pursuant to the Offer. See Section 14 concerning the tax consequences of tendering Shares.

  If more than 1,297,906 Shares are duly tendered pursuant to the Offer (and not withdrawn as provided in Section 5), unless the Fund determines not to purchase any Shares, the Fund will purchase Shares from tendering Stockholders, in accordance with the terms and conditions specified in the Offer, on a pro rata basis (disregarding fractions), in accordance with the number of Shares duly tendered by or on behalf of each Stockholder (and not so withdrawn). See Section 3. If Shares duly tendered by or on behalf of a Stockholder include Shares held pursuant to the Fund's Dividend Reinvestment Plan, the proration will be applied first with respect to other Shares tendered and only thereafter, if and as necessary, with respect to Shares held pursuant to that Plan.

  On December 5, 1997, there were 8,652,707 Shares issued and outstanding, and there were approximately 830 holders of record of Shares. Certain of these holders of record were brokers, dealers, commercial banks, trust companies and other institutions that held Shares in nominee name on behalf of multiple beneficial owners.

  2. Purpose of the Offer; Plans or Proposals of the Fund. The purpose of the Offer is to fulfill an undertaking made in connection with the initial public offering of the Shares, as set forth in the Fund's Prospectus. In the Prospectus, the Fund indicated that, in recognition of the possibility that the Shares might trade at a discount to NAV, the Fund's Board of Directors (the "Board of Directors" or the "Board") had determined that it would be in the interest of Stockholders to take action to attempt to reduce or eliminate a market value discount from NAV.

  In this regard, in the Prospectus, the Fund undertook to commence a tender offer for Shares during the fourth quarter of 1997 subject to a policy that the Fund would not proceed with the tender offer if Shares are traded on the principal securities exchange where listed (at present the NYSE) at or above NAV or at an average discount from NAV of less than 5%, determined on the basis of the discount as of the last trading day in each week (a "weekly valuation day") during a period of 12 calendar weeks prior to September 1, 1997 (the "Measurement Period"). On June 17, 1997, the Board fixed the Measurement Period for the Offer as the period beginning on June 9, 1997 and terminating with the week ended August 29, 1997. The average trading price of the Shares on the weekly valuation days during the Measurement Period was $16.73 per Share, and the average NAV per Share on the same days was $17.69, reflecting an average discount of approximately 5.43%. Accordingly, the Fund is conducting the Offer.

  Pursuant to the Prospectus undertaking, in the event that the Board determines not to purchase Shares pursuant to the Offer for any of the reasons set forth in Section 3, the Fund is to commence one or more additional offers to purchase Shares (a "Subsequent Offer"). If, however, the Fund has not purchased all Shares tendered pursuant to the Offer, or a Subsequent Offer, by March 31, 1998, the Fund's Articles of Incorporation require the Board to submit to Stockholders by no later than July 31, 1998 a proposal to convert the Fund to an open-end investment company (the "Conversion Proposal"). If required, the Conversion Proposal will be submitted to Stockholders at the Annual Meeting of Stockholders to be held on March 31, 1998. The Board has set the close of business on January 13, 1998 as the record date for purposes of Stockholder entitlement to vote at that meeting. The affirmative vote of the holders of a majority of the Fund's then outstanding shares would be required for approval of the Conversion Proposal. In the event Stockholder approval of that proposal is not obtained, the Fund would continue as a closed-end investment company.

  The undertaking set forth in the Prospectus also provides that the Fund is to commence a tender offer during the fourth quarter of 2002, subject to the same conditions set forth above with respect to the Offer except that the corresponding measurement period is a period of 12 calendar weeks prior to September 1, 2002. In the event that the Board determines not to purchase Shares pursuant to the 2002 tender offer for any of the reasons set forth in
Section 3, the undertaking provides for a related tender offer with respect to the 2002 tender offer which corresponds to the Subsequent Offer, and the Fund's Articles of Incorporation provide for the submission of a corresponding Conversion Proposal to Shareholders by July 31, 2003 if the Fund has not by March 31, 2003 purchased all Shares tendered pursuant to the 2002 tender offer or the subsequent offer with respect thereto.

  In addition to tender offers pursuant to the above-described undertaking, the Board considers from time to time the repurchase of Shares in the open market and other tender offers for Shares at NAV. The Board intends each quarter to consider the making of a tender offer or open market repurchases of Shares if Shares have been trading at a discount to NAV in excess of 5%, determined on the basis of the discount as of the last trading day in each week during a period of 12 calendar weeks preceding the Board's quarterly meeting. There can be no assurance that the Board will authorize any such action. There can also be no assurance that the Offer, other Share tender offers or Share repurchases or the prospect of such actions will result in the Shares trading at a price equal to their NAV. The market price of the Shares will be determined by, among other things, the relative demand for and supply of Shares in the market, the Fund's investment performance, the Fund's dividends and yield, and investor perception of the Fund's overall attractiveness as an investment as compared with other investment alternatives.

  At the above referred to March 31, 1998 Annual Meeting of Stockholders, a proposal approved by the Board is to be put before the Stockholders for their approval for the amendment of a fundamental investment policy of the Fund regarding investments in a type of sovereign debt obligations of emerging market countries issued in debt restructurings known as Brady Bonds. While leaving unchanged the minimum percentage of the Fund's assets required to be invested in sovereign debt obligations and U.S. Treasury zero coupon obligations, the amendment would eliminate a requirement that only Brady Bonds collateralized as to principal due at maturity by U.S. Treasury zero coupon obligations would qualify.

  Except as set forth above, as referred to in Section 7, or in connection with the operation of the Fund's Dividend Reinvestment Plan, the Fund does not have any present plans or proposals that relate to or would result in (a) the acquisition by any person of additional securities of the Fund or the disposition of securities of the Fund; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Fund; (c) other than in connection with liquidating assets in the ordinary course of the Fund's operations and for purposes of funding the Offer, a sale or transfer of a material amount of assets of the Fund; (d) any change in the composition of the Board or in the management of the Fund, including, but not limited to, any plans or proposals to change the number or the term of members of the Board, to fill any existing vacancy on the Board or to change any material term of the employment contract of any executive officer; (e) any material change in the Fund's present dividend rate or policy, or indebtedness or capitalization of the Fund; (f) any other material change in the Fund's corporate structure or business, including any plans or proposals to make any changes in the Fund's investment policy for which a vote would be required by
Section 13 of the Investment Company Act of 1940, as amended (the "1940 Act"); (g) changes in the Fund's articles of incorporation, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Fund by any person; (h) causing a class of equity security of the Fund to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association; (i) a class of equity security of the Fund becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (j) the suspension of the Fund's obligation to file reports pursuant to Section 15(d) of the Exchange Act.

  3. Certain Conditions of the Offer. Notwithstanding any other provision of the Offer or the Prospectus, the announced policy of the Board, which may be changed by the Board, is that the Fund will not purchase shares pursuant to the Offer (or a Subsequent Offer) if (a) such transactions, if consummated, would (i) result in the delisting of the Shares from the NYSE (the NYSE having advised the Fund that it would consider delisting if the aggregate market value of the outstanding publicly held Shares is less than $5,000,000, the number of publicly held Shares falls below 600,000 or the number of holders of 100 Shares or more falls below 1,200) or (ii) impair the Fund's status as a regulated investment company under the Code (which would make the Fund a taxable entity, causing the Fund's income to be taxed at the corporate level in addition to the taxation of Stockholders who receive dividends from the
Fund); (b) the Fund would not be able to liquidate portfolio securities in an orderly manner and consistent with the Fund's investment objective and policies in order to purchase Shares tendered pursuant to the Offer (or the Subsequent Offer); or (c) there is any (i) material legal action or proceeding instituted or threatened which challenges, in the Board's judgment, the Offer (or the Subsequent Offer) or otherwise materially adversely affects the Fund,
(ii) suspension of or limitation on prices for trading securities generally on the NYSE or any foreign exchange on which portfolio securities of the Fund are traded, (iii) declaration of a banking moratorium by Federal, state or foreign authorities or any suspension of payment by banks in the United States, New York State or in a foreign country which is material to the Fund, (iv) limitation which affects the Fund or the issuers of its portfolio securities imposed by Federal, state or foreign authorities on the extension of credit by lending institutions or on the exchange of foreign currencies, (v) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any foreign country that is material to the Fund, or (vi) other event or condition which, in the Board's judgment, would have a material adverse effect on the Fund or its Stockholders if Shares tendered pursuant to the Offer (or the Subsequent Offer) were purchased. The Board may modify these conditions in light of experience.

  The foregoing conditions are for the Fund's sole benefit and may be asserted by the Fund regardless of the circumstances giving rise to any such condition (including any action or inaction of the Fund), and any such condition may be waived by the Fund, in whole or in part, at any time and from time to time in its reasonable judgment. The Fund's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Fund concerning the events described in this Section 3 shall be final and binding.

  The Fund reserves the right, at any time during the pendency of the Offer, to amend, extend or terminate the Offer in any respect. See Section 15.

  4. Procedures for Tendering Shares.

  a. Proper Tender of Shares. For Shares to be properly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or a copy or facsimile thereof) bearing original signature(s) and the original of any required signature guarantee(s)), all Shares actually or, as determined under Section 318 of the Code, constructively owned by the tendering Stockholder (see Sections 1 and 14) (in proper certificated or uncertificated form), any other documents required by the Letter of Transmittal and the Processing Fee must be received by the Depositary at the appropriate address set forth on page 2 of this Offer before 12:00 Midnight Eastern Time on the Expiration Date. Letters of Transmittal and certificates representing tendered Shares should not be sent or delivered to the Fund. Stockholders who desire to tender Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that firm to effect a tender on their behalf.

  Section 14(e) of the Exchange Act and Rule 14e-4 promulgated thereunder make it unlawful for any person, acting alone or in concert with others, to tender Shares in a partial tender offer for such person's own account unless at the time of tender, and at the time the Shares are accepted for payment, the person tendering has a net long position equal to or greater than the amount tendered in (a) Shares, and will deliver or cause to be delivered such Shares for the purpose of tender to the person making the Offer within the period specified in the Offer, or (b) an equivalent security and, upon acceptance of his or her tender, will acquire Shares by conversion, exchange, or exercise of such equivalent security to the extent required by the terms of the Offer, and will deliver or cause to be delivered the Shares so acquired for the purpose of tender to the Fund prior to or on the Expiration Date. Section 14(e) and Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

  The acceptance of Shares by the Fund for payment will constitute a binding agreement between the tendering Stockholder and the Fund upon the terms and subject to the conditions of the Offer, including the tendering Stockholder's representation that the Stockholder has a net long position in the Shares being tendered within the meaning of Rule 14e-4 and that the tender of such Shares complies with Rule 14e-4.

  b. Signature Guarantees and Method of Delivery. No signature guarantee is required if (a) the Letter of Transmittal is signed by the registered holder(s) (including, for purposes of this document, any participant in The Depository Trust Company ("DTC") book-entry transfer facility whose name appears on DTC's security position listing as the owner of Shares) of the Shares tendered thereby, unless such holder(s) has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal or (b) the Shares tendered are tendered for the account of a firm (an "Eligible Institution") which is a broker, dealer, commercial bank, credit union, savings association or other entity and which is a member in good standing of a stock transfer association's approved medallion program (such as STAMP, SEMP or MSP). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5 of the Letter of Transmittal.

  If the Letter of Transmittal is signed by the registered holder(s) of the Shares tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) for the Shares tendered without alteration, enlargement or any change whatsoever.

  If any of the Shares tendered thereby are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

  If any of the tendered Shares are registered in different names (including Shares constructively owned by the tendering Stockholder as determined under
Section 318 of the Code which must also be tendered--see Sections 1 and 14), it is necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

  If the Letter of Transmittal or any certificates for Shares tendered or stock powers relating to Shares tendered are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority so to act must be submitted.

  If the Letter of Transmittal is signed by the registered holder(s) of the Shares transmitted therewith, no endorsements of certificates or separate stock powers with respect to such Shares are required unless payment is to be made to, or certificates for Shares not purchased are to be issued in the name of, a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

  If the Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed thereon, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for the Shares involved. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution. See Section 6.

  c. Dividend Reinvestment Plan. First Data Investor Services Group, Inc., the Fund's Transfer Agent, holds Shares in uncertificated form for certain Stockholders pursuant to the Fund's Dividend Reinvestment Plan. In addition to tendering all of their other Shares, Stockholders wishing to accept the Offer must tender all such uncertificated Shares. See Section 1 concerning the manner in which any necessary proration will be made.

  d. Book-Entry Delivery. The Depositary has established an account with respect to the Shares at DTC for purposes of the Offer. Any financial institution that is a participant in the DTC system may make book-entry delivery of tendered Shares by causing DTC to transfer such Shares into the Depositary's account at DTC in accordance with DTC's procedures for such transfers. However, although delivery of Shares may be effected through book-entry transfer into the Depositary's account at DTC, a Letter of Transmittal (or a copy or facsimile thereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s), or an Agent's Message (as defined below) in connection with a book-entry transfer, any other documents required by the Letter of Transmittal and the Processing Fee, must in any case be received by the Depositary prior to 12:00 Midnight Eastern Time on the Expiration Date at one of its addresses set forth on page 2 of this Offer, or the tendering Stockholder must comply with the guaranteed delivery procedures described below.

  The term "Agent's Message" means a message from DTC transmitted to, and received by, the Depositary forming a part of a timely confirmation of a book-entry transfer of Shares (a "Book-Entry Confirmation") which states that (a) DTC has received an express acknowledgment from the DTC participant tendering the Shares that are the subject of the Book-Entry Confirmation, (b) the DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal, and (c) the Fund may enforce such agreement against the DTC participant.

  Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Depositary.

  e. Guaranteed Delivery. Notwithstanding the foregoing, if a Stockholder desires to tender Shares pursuant to the Offer and the certificates for the Shares to be tendered are not immediately available, or time will not permit the Letter of Transmittal and all documents required by the Letter of Transmittal to reach the Depositary prior to 12:00 Midnight Eastern Time on the Expiration Date, or a Stockholder cannot complete the procedures for delivery by book-entry transfer on a timely basis, then such Stockholder's Shares may nevertheless be tendered, provided that all of the following conditions are satisfied:

    (i) the tender is made by or through an Eligible Institution; and

    (ii) a properly completed and duly executed Notice of Guaranteed Delivery in the form provided by the Fund is received by the Depositary prior to 12:00 Midnight Eastern Time on the Expiration Date; and

    (iii) the certificates for all such tendered Shares, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, as the case may be, together with a Letter of Transmittal (or a copy or facsimile thereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s) (or, in the case of a book-entry transfer, an Agent's Message), any documents required by the Letter of Transmittal and the Processing Fee, are received by the Depositary prior to 5:00 P.M. Eastern Time on the second NYSE trading day after the date of execution of the Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution and a representation that the Stockholder owns the Shares tendered within the meaning of, and that the tender of the Shares effected thereby complies with, Rule 14e-4 under the Exchange Act, each in the form set forth in the Notice of Guaranteed Delivery.

  THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING STOCKHOLDER. IF DOCUMENTS ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. Stockholders have the responsibility to cause their Shares tendered (in proper certificated or uncertificated form), the Letter of Transmittal (or a copy or facsimile thereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s), any other documents required by the Letter of Transmittal and the Processing Fee, to be timely delivered. Timely delivery is a condition precedent to acceptance of Shares for purchase pursuant to the Offer and to payment of the purchase amount.

  Notwithstanding any other provision hereof, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of Share certificates evidencing such Shares or a Book-Entry Confirmation of the delivery of such Shares (if available), a Letter of Transmittal (or a copy or facsimile thereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s) or, in the case of a book-entry transfer, an Agent's Message, any other documents required by the Letter of Transmittal and the Processing Fee.

  f. Determinations of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined not to be in appropriate form or not accompanied by the Processing Fee or to refuse to accept for payment, purchase, or pay for, any Shares if, in the opinion of the Fund's counsel, accepting, purchasing or paying for such Shares would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender, whether generally or with respect to any particular Share(s) or Stockholder(s). The Fund's interpretations of the terms and conditions of the Offer shall be final and binding.

  NEITHER THE FUND, ITS BOARD OF DIRECTORS, THE INVESTMENT ADVISER, THE DEPOSITARY NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

  g. United States Federal Income Tax Withholding. To prevent the imposition of U.S. federal backup withholding tax equal to 31% of the gross payments made pursuant to the Offer, prior to such payments each Stockholder accepting the Offer who has not previously submitted to the Fund a correct, completed and signed Form W-9 (for U.S. Stockholders) or Form W-8 (for non-U.S. Stockholders), or otherwise established an exemption from such withholding, must submit the appropriate form to the Depositary. See Section 14.

  Under certain circumstances (see Section 14), the Depositary will withhold a tax equal to 30% of the gross payments payable to a non-U.S. Stockholder unless the Depositary determines that a reduced rate of withholding or an exemption from withholding is applicable. (Exemption from backup withholding tax does not exempt a non-U.S. Stockholder from the 30% withholding tax.) For this purpose, a non-U.S. Stockholder, is, in general, a Stockholder that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of the source of such income (a "Non-U.S. Stockholder"). The Depositary will determine a Stockholder's status as a Non-U.S. Stockholder and eligibility for a reduced rate of, or an exemption from, withholding by reference to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding, unless facts and circumstances indicate that such reliance is not warranted. A Non-U.S. Stockholder that has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or exemption from, withholding for which such Stockholder may be eligible should consider doing so in order to avoid over-withholding. See Section 14.

  5. Withdrawal Rights. At any time prior to 5:00 P.M. Eastern Time on the second day on which the NYSE is open for trading after the Expiration Date, and, if the Shares have not by then been accepted for payment by the Fund, at any time after February 5, 1998, any Stockholder may withdraw all, but not less than all, of the Shares that the Stockholder has tendered.

  To be effective, a written notice of withdrawal of Shares tendered must be timely received by the Depositary at the appropriate address set forth on page 2 of this Offer. Stockholders may also send a facsimile transmission notice of withdrawal, which must be timely received by the Depositary at (617) 794-6352, and the original notice of withdrawal must be delivered to the Depositary by overnight courier or by hand the next day. Any notice of withdrawal must specify the name(s) of the person having tendered the Shares to be withdrawn, the number of Shares to be withdrawn (which may not be less than all of the Shares tendered by the Stockholder--see Sections 1 and 14) and, if one or more certificates representing such Shares have been delivered or otherwise identified to the Depositary, the name(s) of the registered owner(s) of such Shares as set forth in such certificate(s) if different from the name(s) of the person tendering the Shares. If one or more certificates have been delivered to the Depositary, then, prior to the release of such certificate(s), the certificate number(s) shown on the particular certificate(s) evidencing such Shares must also be submitted and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution.

  All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by the Fund in its sole discretion, which determination shall be final and binding. Shares properly withdrawn will not thereafter be deemed to be tendered for purposes of the Offer. Withdrawn Shares, however, may be retendered by following the procedures described in Section 4 prior to 12:00 Midnight Eastern Time on the Expiration Date. Except as otherwise provided in this Section 5, tenders of Shares made pursuant to the Offer will be irrevocable.

  NEITHER THE FUND, ITS BOARD OF DIRECTORS, THE INVESTMENT ADVISER, THE DEPOSITARY NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY NOTICE OF WITHDRAWAL, NOR SHALL ANY OF THEM INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

  6. Payment for Shares. For purposes of the Offer, the Fund will be deemed to have accepted for payment and purchased Shares that are tendered (and not withdrawn in accordance with Section 5 pursuant to the Offer) when, as and if it gives oral or written notice to the Depositary of its acceptance of such Shares for payment pursuant to the Offer. Under the Exchange Act, the Fund is obligated to pay for or return tendered Shares promptly after the termination, expiration or withdrawal of the Offer. Upon the terms and subject to the conditions of the Offer, the Fund will pay for Shares properly tendered as soon as practicable after the Expiration Date. The Fund will make payment for Shares purchased pursuant to the Offer by depositing the aggregate purchase price therefor with the Depositary, which will make payment to Stockholders promptly as directed by the Fund. The Fund will not pay interest on the purchase price under any circumstances.

  In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of: (a) a Letter of Transmittal (or a copy thereof) properly completed and bearing original signature(s) and any required signature guarantee(s), (b) such Shares (in proper certificated or uncertificated form), (c) any other documents required by the Letter of Transmittal and (d) the Processing Fee. Stockholders may be charged a fee by a broker, dealer or other institution for processing the tender requested. Certificates representing Shares tendered but not purchased will be returned promptly following the termination, expiration or withdrawal of the Offer, without further expense to the tendering Stockholder. The Fund will pay any transfer taxes payable on the transfer to it of Shares purchased pursuant to the Offer. If, however, tendered Shares are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of any such transfer taxes (whether imposed on the registered owner or such other person) payable on account of the transfer to such person of such Shares will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. The Fund may not be obligated to purchase Shares pursuant to the Offer under certain conditions. See Section 3.

  Any tendering Stockholder or other payee who has not previously submitted a correct, completed and signed Form W-8 or Form W-9, as necessary, and who fails to complete fully and sign either the Form W-8 or Substitute Form W-9 in the Letter of Transmittal and provide that form to the Depositary, may be subject to federal backup withholding tax of 31% of the gross proceeds paid to such Stockholder or other payee pursuant to the Offer. See Section 14 regarding this tax as well as possible withholding at the rate of 30% (or lower applicable treaty rate) on the gross proceeds payable to tendering Non-U.S. Stockholders.

  7. Source and Amount of Funds. The total cost to the Fund of purchasing 1,297,906 of its issued and outstanding Shares pursuant to the Offer would be approximately $22,440,795 (based on a price per Share of $17.29, the NAV as of the close of the regular trading session of the NYSE on December 5, 1997). On December 5, 1997, the aggregate value of the Fund's net assets was approximately $149,639,000.

  To pay the aggregate purchase price of Shares accepted for payment pursuant to the Offer, the Fund anticipates that funds will first be derived from any cash on hand and then from the proceeds from the sale of portfolio securities held by the Fund. The selection of which portfolio securities to sell, if any, will be made by the Investment Adviser, taking into account investment merit, relative liquidity and applicable investment restrictions and legal requirements. Although the Fund is authorized to borrow money to finance the repurchase of Shares, the Board believes that the Fund will have sufficient resources through cash on hand and the disposition of assets to repurchase Shares in the Offer without utilizing such borrowing. However, the Fund reserves the right to finance a portion of the Offer through temporary borrowing.

  The repurchase of Shares by the Fund will decrease the net assets of the Fund and, therefore, have the effect of increasing the Fund's expense ratio. In addition, the repurchases may have an adverse effect on the Fund's investment performance.

  Because the Fund may sell portfolio securities to raise cash for the purchase of Shares, during the pendency of the Offer, and possibly for a short time thereafter, the Fund may hold a greater than normal percentage of its assets in cash and cash equivalents, which would tend to decrease the Fund's net income. As of December 5, 1997, cash and cash equivalents constituted a negligible percentage of the Fund's total assets.

  Under some market circumstances, it may be necessary for the Fund to raise cash by liquidating portfolio securities in a manner that could reduce the market value of such securities and, thus, reduce both the NAV of the Shares and the proceeds from the sale of such securities. Liquidating portfolio securities, if necessary, may also lead to the premature disposition of portfolio investments and additional transaction costs. Depending upon the timing of such sales, any such decline in NAV may adversely affect any tendering Stockholders whose Shares are accepted for purchase by the Fund, as well as those Stockholders who do not sell Shares pursuant to the Offer. Stockholders who retain their Shares may be subject to certain other effects of the Offer. See Section 11.

  8. Price Range of Shares; Dividends. The following table sets forth, for the periods indicated, the high and low NAVs per Share and the high and low closing sale prices per Share as reported on the NYSE Composite Tape, and the amounts of cash dividends per Share declared during such periods.

                                        NET ASSET VALUE   MARKET PRICE
                                        --------------- ----------------
FISCAL YEAR (ENDING OCTOBER 31)          HIGH     LOW     HIGH     LOW   DIVIDENDS
-------------------------------         --------------- -------- ------- ---------
1996
   1st Quarter......................... $ 14.03 $ 11.64 $13.7500 $11.375  $.4800
   2nd Quarter.........................   14.27   12.26  14.0000  12.000   .2150
   3rd Quarter.........................   13.80   12.87  13.1250  12.500   .3225
   4th Quarter.........................   15.64   14.00  13.9370  13.000   .3225
1997
   1st Quarter.........................   16.72   15.63  14.8750  13.625   .5075
   2nd Quarter.........................   17.46   15.31  15.5000  13.750   .3225
   3rd Quarter.........................   18.19   16.36  16.9375  14.625   .3625
   4th Quarter.........................   18.60   16.03  17.5625  15.875   .3825
1998
   1st Quarter (through December 5,
    1997)..............................   17.29   15.71  16.8750  15.3750  .1275

  Since trading of the Shares commenced on the NYSE, the Shares have traded at both a premium and a discount to NAV. As of the close of business on December 5, 1997, the Fund's NAV was $17.29 per Share, and the high, low and closing prices per Share on the NYSE on that date were $16.75, $16.625 and $16.6875, respectively. During the pendency of the Offer, current NAV quotations can be obtained by contacting the Depositary in the manner indicated in Section 1.

  The Board of Directors has declared dividends payable January 16, 1998 to Stockholders of record at the close of business on December 30, 1997, the ex-dividend date for which is December 26, 1997. The tendering of Shares will not affect the record ownership of the tendered Shares for purposes of entitlement to these dividends.

  9. Selected Financial Information. Set forth below is a summary of selected financial information for the Fund as of and for the fiscal years ended October 31, 1997 and October 31, 1996 which has been excerpted from the Fund's audited financial statements contained in its Annual Reports to Stockholders for these years. A copy of the two audited statements is included as Exhibit A to this Offer to Purchase. The summary of selected financial information set forth below is qualified in its entirety by reference to these statements and the financial information, the notes thereto and related matter contained therein.

                   SUMMARY OF SELECTED FINANCIAL INFORMATION

                        FOR THE PERIODS INDICATED BELOW
                      ($ IN 000'S EXCEPT PER SHARE DATA)

                                                 YEAR ENDED       YEAR ENDED
                                              OCTOBER 31, 1997 OCTOBER 31, 1996
                                              ---------------- ----------------
                                                 (AUDITED)        (AUDITED)
STATEMENT OF OPERATIONS
  Investment income..........................     $ 15,983         $ 14,603
  Expenses...................................        2,087            1,985
                                                 ---------        ---------
  Net investment income......................       13,896           12,618
                                                 ---------        ---------
  Realized and unrealized gain on investments
   and options...............................        4,301           30,360
                                                 ---------        ---------
  Net increase in net assets from
   operations................................     $ 18,197         $ 42,978
                                                 =========        =========
STATEMENT OF ASSETS AND LIABILITIES
 (AT END OF PERIOD)
  Total assets...............................     $231,318         $230,970
  Total liabilities..........................       92,609           96,830
                                                 ---------        ---------
  Net assets.................................     $138,709         $134,140
                                                 =========        =========
  Net asset value per Share..................       $16.03           $15.50
  Shares outstanding.........................    8,652,707        8,652,707
SELECTED DATA PER SHARE OUTSTANDING
 THROUGHOUT EACH PERIOD
  Net investment income......................       $ 1.61           $ 1.46
  Net realized and unrealized gain on
   investments...............................          .50             3.50
                                                 ---------        ---------
  Net increase in net asset value from
   operations................................         2.11             4.96
                                                 ---------        ---------
  Dividends from net investment income.......       $(1.58)          $(1.34)
                                                 =========        =========
  Total dividends............................       $(1.58)          $(1.34)
                                                 =========        =========
RATIOS
  Expenses to average net assets.............         1.43%            1.70%
  Net investment income to average net
   assets....................................         9.50%           10.84%
TOTAL INVESTMENT RETURN*
  Total investment return based on:
  Market value...............................        28.74%           28.49%
  Net asset value............................        14.24%           44.57%

--------
* Total investment return is calculated assuming a purchase of Shares on the opening of the first day and a sale on the closing of the last day of the period reported. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the Fund's Dividend Reinvestment Plan. Generally, total investment return based on net asset value will be higher than the total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. Total investment return calculated for a period of less than one full year is not annualized.

  10. Interest of Certain Related Persons. Pursuant to an Advisory Agreement dated as of October 29, 1992 with the Investment Adviser (a copy of which has been filed as an exhibit to Schedule 13E-4 as defined in Section 13), the Fund employs the Investment Adviser to manage the investment and reinvestment of the assets of the Fund. The Investment Adviser has been the Fund's investment adviser since the Fund's commencement of operations and is responsible for the overall management of the business affairs of the Fund. Pursuant to an Administration Agreement made as of October 1, 1994 with the Investment Adviser (a copy of which has also been filed as an exhibit to Schedule 13E-4), the Investment Adviser also provides various administrative services to the Fund. For services provided by the Investment Adviser under the Advisory Agreement, the Fund pays the Investment Adviser a fee at an annualized rate of 1.00% of the Fund's average weekly net assets. For services provided by the Investment Adviser under the Administration Agreement, the Fund pays the Investment Adviser a fee at an annual rate of .15 of 1% of the Fund's average weekly net assets. Both fees are calculated and paid monthly in arrears on the last day of each calendar month for services performed during that month. For purposes of the calculation of both fees, average weekly net assets are determined on the basis of the average net assets of the Fund for each weekly period (ending on Friday) ending during the month. The net assets for each weekly period are determined by averaging the net assets on Friday of such weekly period with the net assets on Friday of the immediately preceding weekly period. When a Friday is not a Fund business day, the calculation is to be based on the net assets of the Fund on the Fund business day immediately preceding such Friday. During the fiscal year ended October 31, 1997, the Fund paid the Investment Adviser a fee totalling $1,462,820 pursuant to the Advisory Agreement and a fee totalling $219,424 pursuant to the Administration Agreement. The Fund is also party to a Shareholder Inquiry Agency Agreement dated as of November 28, 1995 with Alliance Fund Services, Inc. ("Services"), an affiliate of the Investment Adviser. Pursuant to this agreement (a copy of which has also been filed as an exhibit to Schedule 13E-4), Services responds to telephone inquiries concerning the Fund and matters relating thereto from Stockholders and others. The fees payable to Services under this agreement are limited to the cost to Services of providing the services involved. During the fiscal year ended October 31, 1997, the cost reimbursement to Services under this agreement totalled $5,500.

  During the past forty business days, there have not been any transactions involving Shares that were effected by the Fund, nor, based upon information provided to the Fund, any transactions in Shares that were effected by any member of the Board, any executive officer of the Fund, any director or executive officer of the general partner of the Investment Adviser, any person controlling the Fund, any director or executive officer of any corporation ultimately in control of the Fund, or any associate or subsidiary of any of the foregoing, including any executive officer or director of any such subsidiary. There is a policy applicable to all investment companies to which the Investment Adviser provides investment advisory services contemplating, in the case of the Fund and those other such companies of which directors of the Fund are also directors, that each such director will invest at least $10,000 in shares of any one or more of the Fund and such companies, and at least $150,000 in shares of at least five such companies, including the Fund, before the end of 1997. As of December 5, 1997, the directors of the Fund as a group owned less than 1% of the Shares. Based upon information provided to the Fund, no director or officer of the Fund intends to tender Shares pursuant to the Offer.

  11. Certain Effects of the Offer. The purchase of Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of Stockholders who do not tender Shares. All Stockholders remaining after the Offer will be subject to any increased risks associated with the reduction in the number of outstanding shares and the reduction in the Fund's assets resulting from payment for the tendered Shares, such as any greater volatility due to decreased portfolio diversification and proportionately higher expenses. Under certain circumstances, the need to raise cash in connection with the purchase of Shares pursuant to the Offer may have an adverse effect on the Fund's NAV and/or income per Share. See Section 7. In addition, the purchase of Shares from tendering Stockholders may have tax consequences to the Fund in certain circumstances. See Section 14. All Shares purchased by the Fund pursuant to the Offer will be retired and will be authorized and unissued shares.

  12. Certain Information about the Fund. The Fund was incorporated in Maryland on August 20, 1992 and is registered as a non-diversified, closed-end management investment company under the 1940 Act. The Fund's investment objective is to seek high current income by investing exclusively in fixed income securities denominated in U.S. dollars. In seeking to achieve this objective, the Fund invests substantially all of its assets in (a) U.S. dollar-denominated debt obligations issued or guaranteed by foreign governments, including participations in loans between foreign governments and financial institutions, and interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued or guaranteed by foreign governments and (b) zero coupon obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities.

  Reference is made to Sections 2, 8 and 9 and to the financial statements referred to in Section 9.

  The principal executive office of the Fund is located at 1345 Avenue of the Americas, New York, New York 10105.

  13. Additional Information. An Issuer Tender Offer Statement on Schedule 13E-4 (the "Schedule 13E-4") including the exhibits thereto, filed with the Securities and Exchange Commission (the "SEC"), provides certain additional information relating to the Offer, and may be inspected and copied at the prescribed rates at the SEC's public reference facilities at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Schedule 13E-4 and the exhibits may also be obtained by mail at the prescribed rates from the Public Reference Branch of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

  14. Certain United States Federal Income Tax Consequences. The following discussion is a general summary of the U.S. federal income tax consequences of a sale of Shares pursuant to the Offer based on current U.S. Federal income tax law, including applicable Treasury regulations and Internal Revenue Service rulings. Each Stockholder should consult the Stockholder's tax advisor for a full understanding of the tax consequences of such a sale, including potential state, local and foreign taxation by jurisdictions of which the Stockholder is a citizen, resident or domiciliary. In view of the requirement of the Offer that a tendering Stockholder must tender, or cause the tender of, both all of the Shares owned by the Stockholder and all of the Shares attributed to the Stockholder under Section 318 of the Code as of the date of purchase of Shares by the Fund pursuant to the Offer, tax advisors should also be consulted regarding the application of the constructive ownership rules of
Section 318. In general, Section 318 provides that Shares owned by certain family members of a tendering Stockholder, and by certain entities in which the Stockholder has a direct or indirect interest, are treated as owned by the Stockholder.

  U.S. Stockholders. It is anticipated that Stockholders who are citizens and/or residents of the U.S., corporations, partnerships or other entities created or organized in or under the laws of the U.S. or any political subdivision thereof, and estates and trusts the income of which is subject to U.S. federal income taxation regardless of the source of such income ("U.S. Stockholders") and who sell Shares pursuant to the Offer will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash they receive pursuant to the Offer and their adjusted tax basis in the Shares sold. This gain or loss will be capital gain or loss if the Shares sold are held by the tendering U.S. Stockholder at the time of sale as a capital asset and will be treated as either long-term or short-term if the Shares have been held at that time for more than one year or one year or less, respectively. Any such long-term capital gain realized by a non-corporate U.S. Stockholder will be taxed at a maximum rate of 28% if the Shares had been held for more than one year but not more than 18 months at the time of their sale pursuant to the Offer and will be taxed at a maximum rate of 20% if the Shares had been held for more than 18 months at the time of such sale. This U.S. federal income tax treatment, however, is based on the expectation that not all Stockholders will tender their Shares pursuant to the Offer and that the continuing ownership interest in the Fund of tendering Stockholders will be sufficiently reduced. While not anticipated, it is therefore possible that the cash received for the Shares purchased would be taxable as a distribution by the Fund, rather than as a gain from the sale of the Shares. In that event, the cash received by a U.S. Stockholder will be taxable as a dividend, i.e., as ordinary income, to the extent of the U.S. Stockholder's allocable share of the Fund's current or accumulated earnings and profits, with the excess of the cash received over the portion so taxable constituting a non-taxable return of capital to the extent of the U.S. Stockholder's tax basis in the Shares sold and with any remaining excess of such cash being treated as either long-term or short-term capital gain from the sale of the Shares depending on how long they were held by the U.S. Stockholder. In the case of a tendering U.S. Stockholder that is a corporation treated as receiving a distribution from the Fund pursuant to the Offer, special basis adjustments may be applicable with respect to any Shares of such a U.S. Stockholder not purchased pursuant to the Offer.

  Under the "wash sale" rules under the Code, recognition of a loss on Shares sold pursuant to the Offer will ordinarily be disallowed to the extent a U.S. Stockholder acquires Shares within 30 days before or after the date the Shares are purchased pursuant to the Offer and, in that event, the basis and holding period of the Shares acquired will be adjusted to reflect the disallowed loss.

  The Depositary may be required to withhold 31% of the gross proceeds paid to a U.S. Stockholder or other payee pursuant to the Offer unless either: (a) the U.S. Stockholder has completed and submitted to the Depositary an IRS Form W-9 (or Substitute Form W-9), providing the U.S. Stockholder's employer identification number or social security number as applicable, and certifying under penalties of perjury: (a) that such number is correct; (b) either that
(i) the U.S. Stockholder is exempt from backup withholding, (ii) the U.S. Stockholder has not been notified by the Internal Revenue Service that the U.S. Stockholder is subject to backup withholding as a result of an under-reporting of interest or dividends, or (iii) the Internal Revenue Service has notified the U.S. Stockholder that the U.S. Stockholder is no longer subject to backup withholding; or (c) an exception applies under applicable law. A Substitute Form W-9 is included as part of the Letter of Transmittal for U.S. Stockholders.

  Non-U.S. Stockholders. The U.S. federal income taxation of a Non-U.S. Stockholder on a sale of Shares pursuant to the Offer depends on whether this transaction is "effectively connected" with a trade or business carried on in the U.S. by the Non-U.S. Stockholder as well as the tax characterization of the transaction as either a sale of the Shares or a distribution by the Fund, as discussed above for U.S. Stockholders. If the sale of Shares pursuant to the Offer is not so effectively connected and if, as anticipated for U.S. Stockholders, it gives rise to gain or loss, any gain realized by a Non-U.S. Stockholder upon the tender of Shares pursuant to the Offer will not be subject to U.S. federal income tax or to any U.S. tax withholding, provided, however, that such a gain will be subject to U.S. federal income tax at the rate of 30% (or such lower rate as may be applicable under a tax treaty) if the Non-U.S. Stockholder is a non-resident alien individual who is physically present in the United States for more than 182 days during the taxable year of the sale. If, however, U.S. Stockholders are deemed to receive a distribution from the Fund with respect to Shares they tender, the cash received by a tendering Non-U.S. Stockholder will also be treated for U.S. tax purposes as a distribution by the Fund, with the cash then being characterized in the same manner as described above for U.S. Stockholders. In such an event, the portion of the distribution treated as a dividend to the Non-U.S. Stockholder would be subject to a U.S. withholding tax at the rate of 30% (or such lower rate as may be applicable under a tax treaty) if the dividend does not constitute effectively connected income. If the amount realized on the tender of Shares by a Non-U.S. Stockholder is effectively connected income, regardless of whether the tender is characterized as a sale or as giving rise to a distribution from the Fund for U.S. federal income tax purposes, the transaction will be treated and taxed in the same manner as if the Shares involved were tendered by a U.S. Stockholder.

  Non-U.S. Stockholders should provide the Depositary with a completed Form W-8 in order to avoid 31% backup withholding on the cash they receive from the Fund regardless of how they are taxed with respect to their tender of the Shares involved. A copy of Form W-8 is provided with the Letter of Transmittal for Non-U.S. Stockholders.

  15. Amendments; Extension of Tender Period; Termination. The Fund reserves the right, at any time during the pendency of the Offer, to amend, extend or terminate the Offer in any respect. Without limiting the manner in which the Fund may choose to make a public announcement of such an amendment, extension or termination, the Fund shall have no obligation to publish, advertise or otherwise communicate any such public announcement, except as provided by applicable law (including Rule 14e-1(d) promulgated under the Exchange Act) and by the requirements of the NYSE (including the listing agreement with respect to the Shares).

  Except to the extent required by applicable law (including Rule 13e-4(f)(1) promulgated under the Exchange Act), the Fund will have no obligation to extend the Offer. In the event that the Fund is obligated to, or elects to, extend the Offer, the purchase price for Shares purchased pursuant to the Offer will be their NAV determined as of the close of the regular trading session of the NYSE on the Expiration Date as extended. No Shares will be accepted for payment until on or after the new Expiration Date.

  16. Miscellaneous. The Offer is not being made to, nor will the Fund accept tenders from, or on behalf of, owners of Shares in any jurisdiction in which the making of the Offer or its acceptance would not comply with the securities or "blue sky" laws of that jurisdiction. The Fund is not aware of any jurisdiction in which the making of the Offer or the acceptance of tenders of, purchase of, or payment for, Shares in accordance with the Offer would not be in compliance with the laws of such jurisdiction. The Fund, however, reserves the right to exclude Stockholders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made or tendered Shares cannot lawfully be accepted, purchased or paid for. So long as the Fund makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Fund believes that the exclusion of holders residing in any such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund's behalf by one or more brokers or dealers licensed under the laws of such jurisdiction.

December 10, 1997
                                     Alliance World Dollar Government Fund, Inc.
                                             1345 Avenue of the Americas
                                              New York, New York 10105

                                                                      EXHIBIT A

PORTFOLIO OF INVESTMENTS
OCTOBER 31, 1997                    ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

-------------------------------------------------------------------------------

                                                          PRINCIPAL
                                                           AMOUNT
                                                            (000)   U.S. $VALUE
--------------------------------------------------------------------------------
SOVEREIGN DEBT
 OBLIGATIONS-106.5%
COLLATERALIZED
 BRADY BONDS(A)-85.9%
ARGENTINA-15.7%
Republic of Argentina
 Euro Par Bonds
 5.50%, 3/31/23(b).......................................  $32,000  $ 21,800,000
                                                                    ------------
BRAZIL-16.3%
Republic of Brazil
 Discount Bonds FRN
 Series Z-L
 6.6875%, 4/15/24........................................   19,160    14,370,000
 Par Bonds
 Series Z-L
 5.25%, 4/15/24(b).......................................   12,700     8,278,812
                                                                    ------------
                                                                      22,648,812
                                                                    ------------
BULGARIA-6.3%
Republic of Bulgaria
 Discount Bonds FRN
 6.6875%, 7/28/24........................................   12,500     8,656,250
                                                                    ------------
ECUADOR-3.6%
Republic of Ecuador
 Discount Bonds FRN
 6.6875%, 2/28/25(b).....................................    7,400     4,995,000
                                                                    ------------
JORDAN-5.4%
Republic of Jordan
 Par Bonds
 4.00%, 12/23/23(b)......................................   11,200     7,448,000
                                                                    ------------
MEXICO-18.4%
United Mexican States
 Discount Bonds FRN
 Series B
 6.83594%, 12/31/19(c)...................................   10,240     9,152,000
 Discount Bonds FRN
 Series D
 6.8125%, 12/31/19(c)....................................    6,000     5,362,500

                                                         PRINCIPAL
                                                          AMOUNT
                                                           (000)   U.S. $VALUE
 Euro Par Bonds
 Series A
 6.25%, 12/31/19(c).....................................  $ 8,600  $  6,740,250
 Euro Par Bonds
 Series B
 6.25%, 12/31/19(c).....................................    5,500     4,310,625
                                                                   ------------
                                                                     25,565,375
                                                                   ------------
NIGERIA-5.7%
Central Bank of Nigeria
 Par Bonds
 6.25%, 11/15/20(d).....................................   12,000     7,920,000
                                                                   ------------
POLAND-3.4%
Republic of Poland
 Discount Bonds FRN
 6.6875%, 10/27/24......................................    5,000     4,693,750
                                                                   ------------
VENEZUELA-11.1%
Republic of Venezuela
 Discount Bonds FRN
 Series A
 6.75%, 3/31/20(e)......................................   13,000    11,342,500
 Par Bonds
 Series W-A
 6.75%, 3/31/20(e)......................................    4,900     4,097,625
                                                                   ------------
                                                                     15,440,125
                                                                   ------------
Total Collateralized
 Brady Bonds
 (cost $119,601,124)....................................            119,167,312
                                                                   ------------
LOAN PARTICIPATION & ASSIGNMENT-7.7%
ALGERIA-1.9%
Algeria Refinancing Trust FRN
 Loan Assignment Tranche B
 6.6875%, 9/05/05.......................................    3,000     2,550,000
                                                                   ------------

PORTFOLIO OF INVESTMENTS (CONTINUED) ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

--------------------------------------------------------------------------------

                                                         PRINCIPAL
                                                          AMOUNT
                                                           (000)   U.S. $VALUE
-------------------------------------------------------------------------------
MOROCCO-5.8%
Kingdom of Morocco
 Loan Participation FRN
 Series A
 6.8125%, 1/01/09.......................................  $10,000  $  8,062,500
                                                                   ------------
Total Loan Participation &
 Assignment
 (cost $7,129,070)......................................             10,612,500
                                                                   ------------
OTHER SOVEREIGN DEBT OBLIGATIONS-6.7%
RUSSIA-6.7%
Russia Principal Loans-WI
 FRN 12/15/20(f)(g)
 (cost $10,882,500).....................................   15,800     9,322,000
                                                                   ------------
NON-COLLATERALIZED BRADY BONDS-6.2%
BRAZIL-2.3%
Republic of Brazil C-Bonds
 8.00%, 4/15/14(h)......................................    4,675     3,154,209
                                                                   ------------
PANAMA-2.5%
Republic of Panama IRB
 3.75%, 7/17/14(b)......................................    5,000     3,525,000
                                                                   ------------
PERU-1.4%
Republic of Peru FLIRB
 3.25%, 3/07/17(b)(f)...................................    1,500       750,000

                                                          PRINCIPAL
                                                           AMOUNT
                                                            (000)   U.S. $VALUE
Republic of Peru PDI
 4.00%, 3/07/17(b)(f)....................................  $2,000   $  1,130,000
                                                                    ------------
                                                                       1,880,000
                                                                    ------------
Total Non-Collateralized Brady Bonds
 (cost $9,049,726).......................................              8,559,209
                                                                    ------------
Total Sovereign Debt Obligations
 (cost $146,662,420).....................................            147,661,021
                                                                    ------------
U.S. GOVERNMENT OBLIGATION-34.1%
U.S. Treasury Strip
 Zero coupon, 2/15/03
 (cost $47,646,006)......................................  64,000     47,340,160
                                                                    ------------
TIME DEPOSIT-0.3%
Bank of New York
 5.1875%, 11/03/97
 (cost $377,000).........................................     377        377,000
                                                                    ------------
TOTAL INVESTMENTS-140.9%
 (cost $194,685,426).....................................            195,378,181
Other assets less liabilities-(40.9%)....................            (56,669,199)
                                                                    ------------
NET ASSETS-100%..........................................           $138,708,982
                                                                    ============

--------------------------------------------------------------------------------
(a) Sovereign debt obligations issued as part of debt restructurings that are collateralized in full as to principal due at maturity by U.S. Treasury zero coupon obligations which have the same maturity as the Brady Bond.

(b) Coupon increases periodically based upon a predetermined schedule. Stated interest rate in effect at October 31, 1997.

(c) Security trades with value recovery rights expiring June 30, 2003.

(d) Security trades with oil warrants expiring November 15, 2020.

(e) Security trades with oil warrants expiring April 15, 2020.

(f) Securities are exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At October 31, 1997 these securities amounted to $11,202,000 or 8.1% of net assets.

(g) An interest rate based on the six-month Libor Rate plus 81.25 basis points will take effect upon issuance of bonds.

(h) Coupon consists of 4.50% cash payment and 3.50% paid-in-kind.

 Glossary of Terms:

 FLIRB - Front Loaded Interest Reduction Bond.
 FRN - Floating Rate Note.
 IRB - Interest Reduction Bond.
 PDI - Past Due Interest.
 WI - When Issued.

 See notes to financial statements.

STATEMENT OF ASSETS AND LIABILITIES
OCTOBER 31, 1997                     ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

--------------------------------------------------------------------------------

ASSETS
 Investments in securities, at value (cost $194,685,426)..........  $195,378,181
 Cash.............................................................        23,178
 Receivable for investment securities sold........................    33,229,138
 Interest receivable..............................................     2,683,550
 Deferred organization expenses and other assets..................         4,098
                                                                    ------------
 Total assets.....................................................   231,318,145
                                                                    ------------
LIABILITIES
 Payable for investment securities purchased......................    91,632,890
 Unrealized depreciation on interest rate swap contract...........       674,196
 Advisory fee payable.............................................       130,440
 Administrative fee payable.......................................        19,566
 Accrued expenses.................................................       152,071
                                                                    ------------
 Total liabilities................................................    92,609,163
                                                                    ------------
NET ASSETS........................................................  $138,708,982
                                                                    ============
COMPOSITION OF NET ASSETS
 Capital stock, at par............................................  $     86,527
 Additional paid-in capital.......................................   119,218,745
 Undistributed net investment income..............................     2,761,040
 Accumulated net realized gain on investments transactions........    16,624,111
 Net unrealized appreciation of investments and other assets......        18,559
                                                                    ------------
                                                                    $138,708,982
                                                                    ============
NET ASSET VALUE PER SHARE (based on 8,652,707 shares outstanding).        $16.03
                                                                    ============

--------------------------------------------------------------------------------

See notes to financial statements.

STATEMENT OF OPERATIONS
YEAR ENDED OCTOBER 31, 1997          ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

--------------------------------------------------------------------------------

INVESTMENT INCOME
 Interest.............................................            $ 15,982,991
EXPENSES
 Advisory fee......................................... $1,462,820
 Administrative fee...................................    219,424
 Audit & legal........................................    107,556
 Custodian............................................    103,406
 Transfer agency......................................     77,140
 Directors' fees......................................     36,112
 Printing.............................................     24,965
 Amortization of organization expenses................     17,885
 Registration.........................................     16,207
 Taxes................................................     10,800
 Miscellaneous........................................     10,253
                                                       ----------
 Total expenses.......................................               2,086,568
                                                                  ------------
 Net investment income................................              13,896,423
                                                                  ------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
 Net realized gain on investment transactions.........              23,952,946
 Net change in unrealized appreciation of investments
  and other assets....................................             (19,652,839)
                                                                  ------------
 Net gain on investments..............................               4,300,107
                                                                  ------------
NET INCREASE IN NET ASSETS FROM OPERATIONS............            $ 18,196,530
                                                                  ============


--------------------------------------------------------------------------------

See notes to financial statements.

STATEMENT OF CHANGES
IN NET ASSETS                        ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

--------------------------------------------------------------------------------

                                                     YEAR ENDED    YEAR ENDED
                                                    OCTOBER 31,   OCTOBER 31,
                                                        1997          1996
                                                    ------------  ------------
INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS
 Net investment income............................. $ 13,896,423  $ 12,618,227
 Net realized gain on investment transactions......   23,952,946    13,908,106
 Net change in unrealized appreciation of
  investments and other assets.....................  (19,652,839)   16,452,008
                                                    ------------  ------------
 Net increase in net assets from operations........   18,196,530    42,978,341
DIVIDENDS TO SHAREHOLDERS FROM:
 Net investment income.............................  (13,628,017)  (11,594,630)
                                                    ------------  ------------
 Total increase....................................    4,568,513    31,383,711
NET ASSETS
 Beginning of year.................................  134,140,469   102,756,758
                                                    ------------  ------------
 End of year (including undistributed net
  investment income of $2,761,040 and $2,492,634,
  respectively).................................... $138,708,982  $134,140,469
                                                    ============  ============


--------------------------------------------------------------------------------

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 1997                    ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

-------------------------------------------------------------------------------
NOTE A: SIGNIFICANT ACCOUNTING POLICIES
Alliance World Dollar Government Fund, Inc. (the "Fund") was incorporated un-der the laws of the State of Maryland on August 20, 1992 and is registered un-der the Investment Company Act of 1940, as a non-diversified, closed-end man-agement investment company. The following is a summary of significant account-ing policies followed by the Fund.

1. SECURITY VALUATION
Portfolio securities traded on a national securities exchange are valued at the last sale price on such exchange on the day of valuation or, if there was no sale on such day, the last bid price quoted on such day. Listed securities not traded and securities traded in the over-the-counter market, including listed debt securities whose primary market is believed to be over-the-count-er, are valued at the mean between the most recently quoted bid and asked price provided by the principal market makers. Publicly traded Sovereign Debt Obligations are typically traded internationally on the over-the-counter mar-ket. Due to the nature of the markets for Sovereign Debt Obligations, quota-tions from several sources will be obtained so that the Fund's portfolio in-vestments will not generally be priced by a single source. Readily marketable Sovereign Debt Obligations may be valued on the basis of prices provided by a pricing service when such prices are believed by the Adviser to reflect the fair value of such securities. Securities for which market quotations are not readily available and restricted securities are valued in good faith, at fair value, using methods determined by the Board of Directors. Securities which mature in 60 days or less are valued at amortized cost, which approximates fair value, unless this method does not represent fair value.

2. ORGANIZATION EXPENSES
Organization expenses of approximately $90,000 have been deferred and are be-ing amortized on a straight-line basis through November, 1997.

3. TAXES
It is the Fund's policy to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its in-vestment company taxable income and net realized gains, if any, to sharehold-ers. Therefore, no provisions for federal income or excise taxes are required.

4. INVESTMENT INCOME AND INVESTMENT TRANSACTIONS
Interest income is accrued daily. Investment transactions are accounted for on the date securities are purchased or sold. Investment gains and losses are de-termined on the identified cost basis. The Fund accretes discount as an ad-justment to interest income.

5. DIVIDENDS AND DISTRIBUTIONS
Dividends and distributions to shareholders are recorded on the ex-dividend date. Income and capital gains distributions are determined in accordance with federal tax regulations and may differ from those determined in accordance with generally accepted accounting principles. To the extent these differences are permanent, such amounts are reclassified within the capital accounts based on their federal tax basis treatment; temporary differences, do not require such reclassification.
-------------------------------------------------------------------------------

NOTE B: ADVISORY AND ADMINISTRATIVE FEES
Under the terms of an Investment Advisory Agreement, the Fund pays Alliance Capital Management L.P. (the "Adviser") an advisory fee equal to the annualized rate of 1% of the Fund's average weekly net assets.

Under the terms of an Administration Agreement, the Fund pays Alliance Capital Management L.P. (the "Administrator") a monthly fee equal to the annualized rate of .15 of 1% of the Fund's average weekly net assets.

The Administrator provides administrative functions as well as other clerical services to the Fund and prepares financial and regulatory reports.

The Fund entered into a Shareholder Inquiry Agency Agreement with Alliance Fund Services, Inc. ("AFS"), an affiliate of the Adviser, whereby the Fund re-imburses AFS for costs relating to servicing phone inquiries for the Fund. During the year ended October 31, 1997, the Fund reimbursed AFS $5,500, relat-ing to shareholder servicing costs.

                                    ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

-------------------------------------------------------------------------------
NOTE C: INVESTMENT TRANSACTIONS
Purchases and sales of investment securities (excluding short-term investments and U.S. government securities) aggregated $261,334,018 and $252,431,972, re-spectively, for the year ended October 31, 1997. There were purchases of $271,478,845 and sales of $268,486,865 of U.S. government obligations for the year ended October 31, 1997.

At October 31, 1997, the cost of investments for federal income tax purposes was $195,890,985. Accordingly, gross unrealized appreciation of investments was $8,111,959 and gross unrealized depreciation of investments was $8,624,763 resulting in net unrealized depreciation of $512,804 (excluding swap con-tracts).

1. INTEREST RATE SWAP AGREEMENT
The Fund enters into interest rate swaps on sovereign debt obligations to pro-tect itself from interest rate fluctuations on the underlying floating rate debt instruments and for investment purposes. A swap is an agreement that ob-ligates two parties to exchange a series of cash flows at specified intervals based upon or calculated by reference to changes in specified prices or rates for a specified amount of an underlying asset. The payment flows are usually netted against each other, with the difference being paid by one party to the other.

Risks may arise as a result of the failure of another party to the swap con-tract to comply with the terms of the swap contract. The loss incurred by the failure of a counterparty is generally limited to the net interest payment to be received by the Fund, and/or the termination value at the end of the con-tract. Therefore, the Fund considers the creditworthiness of each counterparty to a swap contract in evaluating potential credit risk. Additionally, risks may arise from unanticipated movements in interest rates or in the value of the underlying securities.

The Fund records a net receivable or payable on a daily basis for the net in-terest income or expense expected to be received or paid in the interest peri-od. Net interest received or paid on these contracts is recorded as interest income (or as an offset to interest income). Fluctuations in the value of swap contracts are recorded for financial statement purposes as unrealized appreci-ation or depreciation of investments.

At October 31, 1997, the Fund had an outstanding interest rate swap contract with the following terms:

                                                 RATE TYPE
                                            --------------------
                                            PAYMENTS  PAYMENTS
     SWAP           NOTIONAL    TERMINATION MADE BY  RECEIVED BY  UNREALIZED
 COUNTERPARTY        AMOUNT        DATE     THE FUND  THE FUND   DEPRECIATION
 ------------    -------------- ----------- -------- ----------- ------------
Morgan Guaranty  US $12,000,000   1/01/09    LIBOR+    6.8526%     $674,196

+ LIBOR (London Interbank Offered Rate).
-------------------------------------------------------------------------------

NOTE D: CAPITAL STOCK
There are 100,000,000 shares of $0.01 par value Common Stock authorized.


Of the 8,652,707 shares outstanding at October 31, 1997, the Adviser owned 7,200 shares. During the years ended October 31, 1997 and 1996, the Fund did not issue shares in connection with the dividend reinvestment plan.

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)                         ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

-------------------------------------------------------------------------------

NOTE E: CONCENTRATION OF RISK
Investing in securities of foreign governments involves special risks which include revaluation of currencies and the possibility of future adverse polit-ical and economic developments. Moreover, securities of many foreign govern-ments and their markets may be less liquid and their prices more volatile than those of the United States government. The Fund invests in the sovereign debt obligations of countries that are considered emerging market countries at the time of purchase. Therefore, the Fund is susceptible to governmental factors and economic and debt restructuring developments adversely affecting the econ-omies of these emerging market countries. In addition, these debt obligations may be less liquid and subject to greater volatility than debt obligations of more developed countries.

FINANCIAL HIGHLIGHTS                 ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

--------------------------------------------------------------------------------
SELECTED DATA FOR A SHARE OF COMMON STOCK OUTSTANDING THROUGHOUT EACH PERIOD

                                                                    NOVEMBER 2,
                                YEAR ENDED OCTOBER 31,              1992(A) TO
                          ---------------------------------------   OCTOBER 31,
                            1997      1996      1995       1994        1993
                          --------  --------  --------    -------   -----------
Net asset value,
 beginning of period....  $  15.50  $  11.88  $  11.08    $ 22.09    $  13.82(b)
                          --------  --------  --------    -------    --------
INCOME FROM INVESTMENT
 OPERATIONS
------------------------
Net investment income...      1.61      1.46      1.51(c)    1.32        1.54
Net realized and
 unrealized gain (loss)
 on investments.........       .50      3.50       .71      (5.66)       8.19
                          --------  --------  --------    -------    --------
Net increase (decrease)
 in net asset value from
 operations.............      2.11      4.96      2.22      (4.34)       9.73
                          --------  --------  --------    -------    --------
LESS: DIVIDENDS AND
 DISTRIBUTIONS
------------------------
Dividends from net
 investment income......     (1.58)    (1.34)    (1.42)     (1.39)      (1.46)
Distributions from net
 realized gains.........       -0-       -0-       -0-      (4.96)        -0-
Distributions in excess
 of net realized gains..       -0-       -0-       -0-       (.09)        -0-
Tax return of capital
 distribution...........       -0-       -0-       -0-       (.23)        -0-
                          --------  --------  --------    -------    --------
Total dividends and
 distributions..........     (1.58)    (1.34)    (1.42)     (6.67)      (1.46)
                          --------  --------  --------    -------    --------
Net asset value, end of
 period.................  $  16.03  $  15.50  $  11.88    $ 11.08    $  22.09
                          ========  ========  ========    =======    ========
Market value, end of
 period.................  $ 15.875  $ 13.625  $  11.75    $ 13.00    $ 20.375
                          ========  ========  ========    =======    ========
TOTAL RETURN
------------------------
Total investment return
 based on: (d)
  Market value..........     28.74%    28.49%     2.78%     (7.52)%     59.14%
  Net asset value.......     14.24%    44.57%    21.92%    (27.29)%     72.53%
RATIOS/SUPPLEMENTAL DATA
------------------------
Net assets, end of
 period (000's omitted).  $138,709  $134,140  $102,757    $93,528    $164,622
Ratio of expenses to
 average net assets.....      1.43%     1.70%     1.55%      1.43%       1.44%(e)
Ratio of net investment
 income to average net
 assets.................      9.50%    10.84%    14.12%      9.08%       9.79%(e)
Portfolio turnover rate.       281%      352%      441%       395%        417%

--------------------------------------------------------------------------------

(a) Commencement of operations.

(b) Net of offering costs of $.13.

(c) Based on average shares outstanding.

(d) Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of the period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested at prices obtained under the Fund's Dividend Reinvestment Plan. Generally, total investment return based on net asset value will be higher than total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. Total investment return calculated for a period of less than one year is not annualized.

(e) Annualized.

REPORT OF ERNST & YOUNG LLP
INDEPENDENT AUDITORS                ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

-------------------------------------------------------------------------------
TO THE SHAREHOLDERS AND BOARD OF DIRECTORS ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

We have audited the accompanying statement of assets and liabilities of Alli-ance World Dollar Government Fund, Inc., including the portfolio of invest-ments, as of October 31, 1997, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to ex-press an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of Oc-tober 31, 1997, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant esti-mates made by management, as well as evaluating the overall financial state-ment presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Al-liance World Dollar Government Fund, Inc. at October 31, 1997, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the fi-nancial highlights for each of the indicated periods, in conformity with gen-erally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

New York, New York
November 21, 1997

PORTFOLIO OF INVESTMENTS
OCTOBER 31, 1996                     ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

--------------------------------------------------------------------------------

                                                          PRINCIPAL
                                                           AMOUNT
                                                            (000)   U.S. $ VALUE
--------------------------------------------------------------------------------
SOVEREIGN DEBT OBLIGATIONS-105.8%
COLLATERALIZED BRADY BOND*-73.0%
ARGENTINA-10.8%
Republic of Argentina
 Discount Bonds FRN
 6.4375%, 3/31/23........................................  $10,250  $  7,392,812
 Euro Par Bonds
 5.25%, 3/31/23(a).......................................   12,000     7,113,750
                                                                    ------------
Total Argentinean Securities.............................             14,506,562
                                                                    ------------
BRAZIL-12.4%
Republic of Brazil
 Discount Bonds FRN
 Series Z-L
 6.50%, 4/15/24..........................................   10,600     7,771,125
 Par Bonds
 Series Z-L
 5.00%, 4/15/24(a).......................................   14,750     8,822,344
                                                                    ------------
Total Brazilian Securities...............................             16,593,469
                                                                    ------------
BULGARIA-7.2%
Republic of Bulgaria
 Discount Bonds FRN
 6.6875%, 7/28/24........................................   19,000     9,612,812
                                                                    ------------
ECUADOR-5.4%
Republic of Ecuador
 Discount Bonds FRN
 6.50%, 2/28/25..........................................   11,000     7,290,938
                                                                    ------------
MEXICO-17.7%
United Mexican States
 Euro Par Bonds
 6.25%, 12/31/19(b)
 Series A................................................   18,300    12,855,750
 Series B................................................   15,500    10,888,750
                                                                    ------------
Total Mexican Securities.................................             23,744,500
                                                                    ------------

                                                           PRINCIPAL
                                                            AMOUNT
                                                             (000)   U.S. $ VALUE
NIGERIA-4.7%
Central Bank of Nigeria
 Par Bonds
 6.25%, 11/15/20(c).......................................  $10,000  $  6,256,250
                                                                     ------------
VENEZUELA-14.8%
Republic of Venezuela
 Par Bonds
 6.75%, 3/31/20(d)
 Series W-A...............................................   21,500    15,265,000
 Series W-B...............................................    6,500     4,615,000
                                                                     ------------
Total Venezuelan Securities...............................             19,880,000
                                                                     ------------
Total Collateralized
 Brady Bonds
 (cost $87,582,573).......................................             97,884,531
                                                                     ------------
NON-COLLATERALIZED BRADY BONDS-18.0%
PANAMA-9.8%
Republic of Panama IRB
 3.50%, 7/17/14(a)(e).....................................   20,000    13,150,000
                                                                     ------------
PERU-6.2%
Republic of Peru FLIRB
 3.25%, 3/15/16(a)(e)(f)..................................   15,000     8,287,500
                                                                     ------------
RUSSIA-2.0%
Russia Principal Loans FRN
 12/29/20(e)(f)...........................................    5,000     2,678,125
                                                                     ------------
Total Non-Collateralized
 Brady Bonds
 (cost $19,728,932).......................................             24,115,625
                                                                     ------------
LOAN PARTICIPATIONS & ASSIGNMENTS-8.5%
ALGERIA-1.4%
Algeria Refinancing Trust FRN
 Loan Assignment Tranche B
 7.1875%, 9/05/05.........................................    3,000     1,980,000
                                                                     ------------

PORTFOLIO OF INVESTMENTS (CONTINUED)     ALLIANCE WORLD DOLLAR GOVERNMENT FUND,
INC.

-------------------------------------------------------------------------------

                                                          PRINCIPAL
                                                           AMOUNT
                                                            (000)   U.S. $ VALUE
--------------------------------------------------------------------------------
MOROCCO-7.1%
Kingdom of Morocco
 Loan Participation FRN
 6.4375%, 1/01/09........................................  $12,000  $ 9,525,000
                                                                    -----------
Total Loan Participations & Assignments
 (cost $7,889,035).......................................            11,505,000
                                                                    -----------
SOVEREIGN DEBT- RELATED-6.3%
Morgan Guaranty Trust Co.
 Indexed Note
 Linked Russian US$ Vneshekonombank
 Loan Assignment 14.00%, 2/28/97(g) (cost $7,260,000)....    7,260    8,462,982
                                                                    -----------

                                                          PRINCIPAL
                                                           AMOUNT
                                                            (000)   U.S. $ VALUE
Total Sovereign Debt Obligations
 (cost $122,460,531).....................................           $141,968,138
                                                                    ------------
U.S. GOVERNMENT OBLIGATIONS-32.5%
U.S. Treasury Strip
 Zero coupon, 2/15/03 (cost $43,074,478).................  $64,000    43,594,873
                                                                    ------------
TOTAL INVESTMENTS-138.3%
 (cost $165,535,009).....................................            185,563,011
Other assets less liabilities-(38.3%)....................            (51,422,542)
                                                                    ------------
NET ASSETS-100%..........................................           $134,140,469
                                                                    ============


-------------------------------------------------------------------------------
* Sovereign debt obligations issued as part of debt restructurings that are collateralized in full as to principal due at maturity by U.S. Treasury zero coupon obligations which have the same maturity as the Brady Bond.

(a) Coupon will increase periodically based upon a predetermined schedule. Stated interest rate in effect at October 31, 1996.

(b) Security trades with value recovery rights expiring June 30, 2003.

(c) Security trades with oil warrants expiring November 15, 2020.

(d) Security trades with oil warrants expiring April 15, 2020.

(e) Securities are exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At October 31, 1996, these securities amounted to $24,115,625 or 18.0% of net assets.

(f) When issued.

(g) Principal amount represents par value at purchase date. The redemption value of this security is linked to the change in the bid price of the referenced emerging market debt.

 Glossary of Terms:

 FLIRB Front loaded interest reduction bonds.
 FRNFloating rate note. Coupon will fluctuate based upon an interest rate index. Stated interest rate in effect at October 31, 1996.
 IRBInterest reduction bonds.

 See notes to financial statements.

STATEMENT OF ASSETS AND LIABILITIES
OCTOBER 31, 1996                     ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

--------------------------------------------------------------------------------

ASSETS
 Investments in securities, at value (cost $165,535,009)..........  $185,563,011
 Receivable for investment securities sold........................    42,932,000
 Interest receivable..............................................     2,453,252
 Deferred organization expenses and other assets..................        22,020
                                                                    ------------
 Total assets.....................................................   230,970,283
                                                                    ------------
LIABILITIES
 Due to custodian.................................................       745,420
 Payable for investment securities purchased......................    95,260,280
 Unrealized depreciation on interest rate swap contract...........       356,604
 Advisory fee payable.............................................       111,235
 Administrative fee payable.......................................        16,685
 Accrued expenses and other liabilities...........................       339,590
                                                                    ------------
 Total liabilities................................................    96,829,814
                                                                    ------------
NET ASSETS........................................................  $134,140,469
                                                                    ============
COMPOSITION OF NET ASSETS
 Capital stock, at par............................................  $     86,527
 Additional paid-in capital.......................................   119,218,745
 Undistributed net investment income..............................     2,492,634
 Accumulated net realized loss on investments.....................   (7,328,835)
 Net unrealized appreciation of investments and other assets......    19,671,398
                                                                    ------------
                                                                    $134,140,469
                                                                    ============
NET ASSET VALUE PER SHARE (based on 8,652,707 shares outstanding).        $15.50
                                                                          ======

--------------------------------------------------------------------------------

See notes to financial statements.

STATEMENT OF OPERATIONS
YEAR ENDED OCTOBER 31, 1996          ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

--------------------------------------------------------------------------------

INVESTMENT INCOME
 Interest...............................................            $14,602,824
EXPENSES
 Advisory fee........................................... $1,166,831
 Audit and legal........................................    189,062
 Administrative fee.....................................    175,024
 Custodian..............................................    111,803
 Printing...............................................    103,336
 Transfer agency........................................     95,866
 Directors' fees........................................     41,297
 Registration...........................................     37,112
 Amortization of organization expenses..................     17,033
 Miscellaneous..........................................     47,233
                                                         ----------
 Total expenses.........................................              1,984,597
                                                                    -----------
 Net investment income..................................             12,618,227
                                                                    -----------
REALIZED AND UNREALIZED GAIN ON INVESTMENTS
 Net realized gain on investment transactions...........             13,908,106
 Net change in unrealized appreciation of investments
  and other assets......................................             16,452,008
                                                                    -----------
 Net gain on investments................................             30,360,114
                                                                    -----------
NET INCREASE IN NET ASSETS FROM OPERATIONS..............            $42,978,341
                                                                    ===========


--------------------------------------------------------------------------------

See notes to financial statements.

STATEMENT OF CHANGES
IN NET ASSETS                        ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

--------------------------------------------------------------------------------

                                                     YEAR ENDED    YEAR ENDED
                                                    OCTOBER 31,   OCTOBER 31,
                                                        1996          1995
                                                    ------------  ------------
INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS
 Net investment income............................. $ 12,618,227  $ 12,920,751
 Net realized gain (loss) on investment
  transactions.....................................   13,908,106   (10,415,111)
 Net change in unrealized appreciation of
  investments and other assets.....................   16,452,008    16,574,731
                                                    ------------  ------------
 Net increase in net assets from operations........   42,978,341    19,080,371
DIVIDENDS TO SHAREHOLDERS FROM:
 Net investment income.............................  (11,594,630)  (12,156,022)
COMMON STOCK TRANSACTIONS
 Reinvestment of dividends resulting in issuance of
  common stock.....................................          -0-     2,304,564
                                                    ------------  ------------
 Total increase....................................   31,383,711     9,228,913
NET ASSETS
 Beginning of year.................................  102,756,758    93,527,845
                                                    ------------  ------------
 End of year (including undistributed net
  investment income of $2,492,634 and $764,729 at
  October 31, 1996 and October 31, 1995,
  respectively).................................... $134,140,469  $102,756,758
                                                    ============  ============


--------------------------------------------------------------------------------

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 1996                    ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

-------------------------------------------------------------------------------
NOTE A: SIGNIFICANT ACCOUNTING POLICIES
Alliance World Dollar Government Fund, Inc. (the "Fund") was incorporated un-der the laws of the State of Maryland on August 20, 1992 and is registered un-der the Investment Company Act of 1940, as a non-diversified, closed-end man-agement investment company. The following is a summary of significant account-ing policies followed by the Fund.

1. SECURITY VALUATION
Portfolio securities traded on a national securities exchange are valued at the last sale price on such exchange on the day of valuation or, if there was no sale on such day, the last bid price quoted on such day. Listed securities not traded and securities traded in the over-the-counter market, including listed debt securities whose primary market is believed to be over-the-count-er, are valued at the mean between the most recently quoted bid and asked price provided by the principal market makers. Publicly traded Sovereign Debt Obligations are typically traded internationally on the over-the-counter mar-ket. Because of the nature of the markets for Sovereign Debt Obligations, quo-tations from several sources will be obtained so that the Fund's portfolio in-vestments will not generally be priced by a single source. Readily marketable Sovereign Debt Obligations may be valued on the basis of prices provided by a pricing service when such prices are believed by the Adviser to reflect the fair value of such securities. Securities for which market quotations are not readily available and restricted securities which are subject to limitations as to their resale are valued in good faith, at fair value, using methods de-termined by the Board of Directors. Securities which mature in 60 days or less are valued at amortized cost, which approximates fair value, unless this method does not represent fair value.

2. ORGANIZATION EXPENSES
Organization expenses of approximately $90,000 have been deferred and are be-ing amortized on a straight-line basis through November, 1997.

3. TAXES
It is the Fund's policy to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its in-vestment company taxable income and net realized gains, if applicable, to shareholders. Therefore, no provisions for federal income or excise taxes are required.

4. INVESTMENT INCOME AND INVESTMENT TRANSACTIONS
Interest income is accrued daily. Investment transactions are accounted for on the date securities are purchased or sold. Investment gains and losses are de-termined on the identified cost basis. The Fund accretes discounts as adjust-ments to interest income.

5. DIVIDENDS AND DISTRIBUTIONS
Dividends and distributions to shareholders are recorded on the ex-dividend date and are determined in accordance with income tax regulations.

6. RECLASSIFICATION OF COMPONENTS OF NET ASSETS
During the year, the Fund reclassified certain components of net assets. The reclassification resulted in a net increase to undistributed net investment income and a corresponding increase to accumulated net realized loss on in-vestments of $704,308. This reclassification was the result of permanent book to tax differences in the classification of short term capital gains as ordi-nary income. Net assets were not affected by the reclassification.
-------------------------------------------------------------------------------

NOTE B: ADVISORY AND ADMINISTRATIVE FEES
Under the terms of an Investment Advisory Agreement, the Fund pays Alliance Capital Management L.P., (the "Adviser") a monthly fee equal to the annualized rate of 1% of the Fund's average weekly net assets.

Under the terms of an Administrative Agreement, the Fund pays Alliance Capital Management L.P., (the

"Administrator") a monthly fee equal to the annualized rate of .15 of 1% of the Fund's average weekly net assets. The Administrator provides administra-tive functions to the Fund as well as other clerical services. The Administra-tor also prepares financial and regulatory reports for the Fund.

                                    ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

-------------------------------------------------------------------------------
On November 28, 1995, the Fund entered into a Shareholder Inquiry Agency Agreement with Alliance Fund Services, Inc., ("AFS"), an affiliate of the In-vestment Adviser whereby the Fund reimburses AFS for costs relating to servic-ing phone inquiries for the Fund. The Fund reimbursed AFS $3,995 during the year ended October 31, 1996, relating to shareholder servicing costs.
-------------------------------------------------------------------------------

NOTE C: INVESTMENT TRANSACTIONS
Purchases and sales of investment securities (excluding short-term investments and U.S. Government securities) aggregated $105,390,078 and $137,552,931, re-spectively, for the year ended October 31, 1996.

At October 31, 1996, the cost of investments for federal income tax purposes was $165,684,739. Accordingly, gross unrealized appreciation of investments was $20,058,005 and gross unrealized depreciation of investments was $179,733 resulting in net unrealized appreciation of $19,878,272 (excluding swap contracts). At October 31, 1996, the Fund had a capital loss carry-forward of $7,179,105 which ex-pires in the year 2003.
-------------------------------------------------------------------------------

NOTE D: INTEREST RATE SWAP AGREEMENT
The Fund enters into swaps on sovereign debt obligations to protect itself from interest rate fluctuations on the underlying floating rate debt instru-ments and for investment purposes. A swap is an agreement that obligates two parties to exchange a series of cash flows at specified intervals based upon or calculated by reference to changes in specified prices or rates for a spec-ified amount of an underlying asset. The payment flows are usually netted against each other, with the difference being paid by one party to the other.

Risks may arise as a result of the failure of another party to the swap con-tract to comply with the terms of the swap contract. The loss incurred by the failure of a counterparty is generally limited to the net interest payment to be received by the Fund, and/or the termination value at the end of the contract. Therefore, the Fund considers the creditwor-thiness of each counterparty to a swap contract in evaluating potential credit risk. Additionally, risks may arise from unanticipated movements in interest rates or in the value of the underlying securities.

The Fund records a net receivable or payable on a daily basis for the net in-terest income or expense expected to be received or paid in the interest peri-od. Net interest received or paid on these contracts is recorded as interest income (or as an offset to interest income). Fluctuations in the value of swap contracts are recorded for financial statement purposes as unrealized appreci-ation or depreciation on swap contracts.

At October 31, 1996, the Fund had an outstanding interest rate swap contract with the following terms:

                                                RATE TYPE
                                            -----------------
                                                     PAYMENTS
                                            PAYMENTS RECEIVED
     SWAP           NATIONAL    TERMINATION MADE BY   BY THE   UNREALIZED
 COUNTERPARTY        AMOUNT        DATE     THE FUND   FUND   DEPRECIATION
 ------------    -------------- ----------- -------- -------- ------------
Morgan Guaranty  US$ 12,000,000   1/01/09    LIBOR+  6.8526%    $356,604

+ LIBOR (London Interbank Offered Rate).
-------------------------------------------------------------------------------

NOTE E: CAPITAL STOCK
There are 100,000,000 shares of $0.01 par value Common Stock authorized.

Of the 8,652,707 shares outstanding at October 31, 1996, the Adviser owned 7,200 shares. During the year ended October 31, 1996, the Fund did not issue shares

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)                         ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

-------------------------------------------------------------------------------
in connection with the dividend reinvestment plan. During the year ended Octo-ber 31, 1995 the Fund issued 212,897 shares in connection with the Fund's div-idend reinvestment plan.

During the year ended October 31, 1996, the Fund incurred legal, printing and auditing fees associated with a proposed rights offering of approximately $216,000. The proposed rights offering was cancelled prior to issuance.
-------------------------------------------------------------------------------

NOTE F: CONCENTRATION OF RISK
Investing in securities of foreign governments involves special risks which include revaluation of currencies and the possibility of future adverse polit-ical and economic developments. Moreover, securities of many foreign govern-ments and their markets may be less liquid and their prices more volatile than those of the United States government. The Fund invests in the sovereign debt obligations of countries that are considered emerging market countries at the time of purchase. Therefore, the Fund is susceptible to governmental factors and economic and debt restructuring developments adversely affecting the econ-omies of these emerging market countries. In addition, these debt obligations may be less liquid and subject to greater volatility than debt obligations of more developed countries.

FINANCIAL HIGHLIGHTS                 ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

--------------------------------------------------------------------------------
SELECTED DATA FOR A SHARE OF COMMON STOCK OUTSTANDING THROUGHOUT EACH PERIOD

                              YEAR ENDED OCTOBER 31,         NOVEMBER 2, 1992(A)
                             -----------------------------           TO
                               1996      1995       1994      OCTOBER 31, 1993
                             --------  --------    -------   -------------------
Net asset value, beginning
 of period.................  $  11.88  $  11.08    $ 22.09        $  13.82(b)
                             --------  --------    -------        --------
INCOME FROM INVESTMENT OP-
 ERATIONS
---------------------------
Net investment income......      1.46      1.51(c)    1.32            1.54
Net realized and unrealized
 (loss) on investments.....      3.50       .71      (5.66)           8.19
                             --------  --------    -------        --------
Net increase (decrease) in
 net asset value from
 operations................      4.96      2.22      (4.34)           9.73
                             --------  --------    -------        --------
LESS: DIVIDENDS AND DISTRI-
 BUTIONS
---------------------------
Dividends from net invest-
 ment income...............     (1.34)    (1.42)     (1.39)          (1.46)
Distributions from net re-
 alized gains..............       -0-       -0-      (4.96)            -0-
Distributions in excess of
 net realized gains........       -0-       -0-       (.09)            -0-
Tax return of capital dis-
 tribution.................       -0-       -0-       (.23)            -0-
                             --------  --------    -------        --------
Total dividends and distri-
 butions...................     (1.34)    (1.42)     (6.67)          (1.46)
                             --------  --------    -------        --------
Net asset value, end of pe-
 riod......................  $  15.50  $  11.88    $ 11.08        $  22.09
                             ========  ========    =======        ========
Market value, end of peri-
 od........................  $ 13.625  $  11.75    $ 13.00        $ 20.375
                             ========  ========    =======        ========
TOTAL RETURN
---------------------------
Total investment return
 based on: (d)
  Market value.............     28.49%     2.78%     (7.52)%         59.14%
  Net asset value..........     44.57%    21.92%    (27.29)%         72.53%
RATIOS/SUPPLEMENTAL DATA
---------------------------
Net assets, end of period
 (000's omitted)...........  $134,140  $102,757    $93,528        $164,622
Ratio of expenses to aver-
 age net assets............      1.70%     1.55%      1.43%           1.44%(e)
Ratio of net investment in-
 come to average net as-
 sets......................     10.84%    14.12%      9.08%           9.79%(c)
Portfolio turnover rate....       352%      441%       395%            417%

--------------------------------------------------------------------------------

(a) Commencement of operations.

(b) Net of offering costs of $.13.

(c) Based on average shares outstanding.

(d) Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of the period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested at prices obtained under the Fund's Dividend Reinvestment Plan. Generally, total investment return based on net asset value will be higher than total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. Total investment return calculated for a period of less than one year is not annualized.

(e) Annualized.

REPORT OF ERNST & YOUNG LLP
INDEPENDENT AUDITORS                ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

-------------------------------------------------------------------------------
TO THE SHAREHOLDERS AND BOARD OF DIRECTORS ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

We have audited the accompanying statement of assets and liabilities of Alli-ance World Dollar Government Fund, Inc., including the portfolio of invest-ments, as of October 31, 1996, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to ex-press an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of Oc-tober 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Al-liance World Dollar Government Fund, Inc. at October 31, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the indicated periods, in conformity with generally accepted account-ing principles.
                                                           /s/ Ernst & Young LLP

New York, New York
December 3, 1996

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our reports dated November 21, 1997 and December 3, 1996 included in this Issuer Tender Offer Statement (Schedule 13E-4) of Alliance World Dollar Government Fund, Inc.



                                              ERNST & YOUNG LLP



New York, New York
December 9, 1997